Exhibit 10.1 December 15, 2025 Amit Mathradas Dear Amit, We are very pleased to offer you employment with Five9, Inc. (“Company” or “Five9”) as our Chief Executive Officer (“CEO”). You shall have the usual duties of a CEO, including, without limitation, managing the day-to-day business of the Company, developing the Company’s strategic direction, business plans, and financing and capitalization opportunities, supervising the Company’s executives, communicating with the Company’s Board of Directors (“Board”) and the Company’s stockholders, and evaluating, negotiating, and executing significant business transactions on behalf of the Company, as well as such other duties as may be assigned to you from time to time by the Board. You shall report to the Board. You shall agree to serve and be nominated as a member of the Board during your employment with the Company, and you may be asked to serve as an officer or director (or equivalent positions) of one or more subsidiaries or affiliates of the Company. Upon the severance of your employment for any reason, you shall be deemed to have resigned from the Board and from all other positions as an officer or director (or equivalent positions) of any of the Company’s subsidiaries or affiliates. You agree that during your employment with the Company, you will (i) devote as much time and effort as reasonably necessary for the performance of your responsibilities under this letter, (ii) refrain from engaging in services of any kind (whether as an employee, independent contractor, owner, director, partner, advisor or in any other capacity) on behalf of a business that, as determined by the Board in its reasonable discretion, competes with the Company (or any of its subsidiaries or affiliates), and (iii) refrain from providing services of any kind or engage in any other business activity that would materially interfere with the performance of your duties as CEO. As a general policy, you may not serve on more than two public company boards of directors (including the Company’s board of directors), unless such service is approved by a majority of non-affected members of the Company’s board of directors. In addition, your service on the board of directors (or similar body) of any other business entity, or the provision of other services to

2 other business entities, is subject to the prior approval of the Board, which shall not be unreasonably withheld. The Company shall have the right to require you to resign from any board or similar body on which you may then serve if the Board reasonably determines that your service on such board or body interferes with the effective discharge of your duties and responsibilities to the Company or that any business related to such service is then in competition with any business of the Company or any of its affiliates, successors or assigns. You will also follow the Company’s policies and procedures (including its policies protecting other employees against discrimination and sexual harassment) as described to you from time to time. Your expected employment start date is February 2, 2026 (the “Effective Date”). In this position, you will receive an annual base salary of $600,000, less applicable withholdings, paid according to the Company’s standard payroll practices. In addition, you will be eligible to earn an annual bonus with a target amount of 100% of base salary, less applicable withholdings, subject to the terms of the Company’s 2026 Executive Bonus Program to be adopted by the Board in the first quarter of 2026, and any bonus programs approved by the Compensation Committee for subsequent periods (“Bonus Program”) and based on the objectives set forth in the Bonus Program. Your bonus will be determined based solely on the Company’s performance against the objectives set forth in the Bonus Program. If earned, your bonus will be paid on an annual basis, or such other basis as is approved by the Compensation Committee, and any bonus paid for the remainder of 2026 will be pro-rated based on your start date. The Compensation Committee retains sole discretion to determine the eligibility, timing and amount of any bonus you are eligible to receive. The Company will also pay you a one-time sign-on bonus in the gross amount of $550,000 (the “Sign-On Bonus”). The Company will pay 50% of the Sign-On Bonus in the first payroll that occurs following the 30-day period after the Effective Date and will pay the remaining 50% of the Sign-On Bonus in the first payroll that occurs following the 6-month anniversary of the Effective Date; subject to your continued employment through each payment date. The Sign-On Bonus is not considered earned until you complete 12 months of employment with the Company. If you voluntarily terminate employment or your employment is terminated by the Company for Cause (as defined in the KESP (as defined below)) within 12 months after the Effective Date, you will be required to repay to the Company 75% of the gross amount of the Sign-On Bonus (or portion thereof) that you received. You must make such repayment within 30 days of your termination date. The Company will grant you (i) an award of restricted stock units (“RSUs”) covering a number of shares of Company common stock with a target dollar value of $12.5 million and (ii) an award of performance-based restricted stock units (“PRSUs”) covering a number of shares of Company common stock with a target value of $14 million, in each case as determined under the Company’s Equity Award Grant Policy in effect on the date of this letter. Assuming your employment start

3 date is February 2, 2026, the RSUs and PRSUs would have the same grant date as the Company’s annual refresh grants to other executives in the first quarter of the 2026 fiscal year. The RSUs would have a vesting commencement date of March 3, 2026 (pursuant to the Company’s standard vesting terms) and would vest as to 1/3 of the total number of shares subject to the RSUs on March 3, 2027 and 1/12 of the total number of shares subject to the RSUs on each June 3, September 3, December 3 and March 3 thereafter, so that the RSUs are fully vested on March 3, 2029 (such period, the “Vesting Period”), subject to your continued service on each vesting date; provided, however, that if you incur an Involuntary Termination Without Cause (as defined in the KESP) or a Constructive Termination (as defined below) prior to March 3, 2027, 1/3 of the total number of shares subject to the RSUs will become vested upon your Separation from Service (as defined in the KESP). Between 0 and 200% (determined in accordance with the Company’s standard PRSU agreement) of the target number of PRSUs will be eligible to vest based on the Company’s relative total shareholder return (“RTSR”) performance as compared to the companies in the S&P Software and Services Select Index during two overlapping performance periods consisting of (i) a two-year period (January 1, 2026 through December 31, 2027) (the “2-Year Performance Period”) and (ii) a three-year period (January 1, 2026 through December 31, 2028) (the“3-Year Performance Period”). 60% of the maximum number of PRSUs may be earned and settled in shares following the end of the 2-Year Performance Period and 40% of the maximum number of PRSUs may be earned and settled in shares following the end of the 3-Year Performance Period, in each case, based on RTSR performance and subject to your continued employment through the applicable payment date; provided, however, that if you incur an Involuntary Termination Without Cause or a Constructive Termination between January 1, 2027 and December 31, 2027, up to 33% of the maximum number of PRSUs may be earned and settled in shares following such termination of employment, based on RTSR performance during the period consisting of January 1, 2026 through December 31, 2026. The RSUs and PRSUs will each otherwise be governed by the Company’s 2014 Equity Incentive Plan and standard form of RSU and PRSU award agreement. You acknowledge and agree that you will not be eligible to receive any further equity incentive awards under the Company’s 2014 Equity Incentive Plan from the Company during the Company’s annual “refresh grant” cycle for other executives and employees in the first quarter of the 2026 fiscal year. After such annual “refresh grant” cycle, you will be eligible to receive additional equity incentive awards, from time to time, in the sole discretion of the Compensation Committee of the Board. You agree to travel to the Company’s headquarters as necessary during your employment. To assist you with such travel, the Company will provide the following benefits: (1) From the Effective Date through the 18-month anniversary of the Effective Date (the “Transition Period”), the Company shall provide you with (i) fully furnished 3-

4 bedroom corporate housing located in the San Francisco Bay Area and (ii) the use of a Company-owned or leased automobile of reasonable make and size, for your use when working in the Company’s headquarters. The dollar value of such benefits will be a reasonable amount mutually agreed between you and the Board. (2) During your employment, the Company will reimburse you for all reasonable and necessary business expenses incurred in the course of performing your duties under this letter in accordance with the Company’s reimbursement policies in effect from time to time with respect to business travel, entertainment and other business expenses. In addition, for purposes of this letter, such reimbursable business expenses will include travel expenses you incur with respect to your travel to and from the San Francisco Bay Area during the Transition Period. Notwithstanding the foregoing, you will be entitled to travel business class on all air travel performed in connection with your employment. At the end of the Transition Period, the parties will discuss your location and will continue to do so from time to time thereafter, as needed. If you are required by the Company to relocate after the Transition Period, the Company will provide written notice to you at least 9 months prior to your required move date. If you are required by the Company to relocate following the Transition Period, the Company will provide you with market-competitive relocation benefits for an executive-level role, which will be determined at the time of your relocation (the “Relocation Benefits”), and which Relocation Benefits will not be considered earned until 12 months after your relocation date, if you remain continuously employed by the Company during such 12-month period. To the extent permitted by applicable law, if you voluntarily terminate employment with the Company or you are terminated for Cause within 12 months after the date of your relocation, you will be required to repay to the Company the 75% of the gross amount of the relocation benefits provided to you. You must make such repayment within 30 days of your termination date. You will be eligible for benefits provided under the KESP as a Tier 1 Participant; except that, notwithstanding anything to the contrary in the KESP, (i) the definition of Involuntary Termination Without Cause will include a “Constructive Termination” using the definition set forth below; and (ii) subject to the other terms of the KESP, upon an Involuntary Termination Without Cause, you will be eligible to receive the following additional payments: (A) a lump sum payment in the amount of any bonus for any completed year that is earned but unpaid as of your Separation from Service, based on actual performance for such completed year (the “Prior Year Bonus”) and (B) a lump sum amount equal to the annual bonus that would have been earned for the year your Separation from Service occurs, based on actual performance had you remained employed with the Company through the payment date of such annual bonus, multiplied by a fraction, the numerator of which shall equal the number of days you were employed during such year, and the denominator of which shall be equal to the total number of days in such year (the “Pro-Rata

5 Bonus”). The Prior Year Bonus and the Pro-Rata Bonus, if any, will be payable on the date the bonuses for the applicable year are paid to other senior executives of the Company, but in no event later than March 15 of the year following the year to which such bonus relates. If, at any time during your employment as Chief Executive Officer, (1) the KESP expires or is terminated and is not replaced with a new plan, contract or arrangement providing total severance benefits that are at least as favorable in the aggregate to you, or (2) if your severance benefits under the KESP, as modified by this letter, are reduced, you will continue to be eligible to receive the severance benefits set forth in the KESP, as modified by this letter, for a Tier 1 Participant in effect as of the date of this letter and subject to all other applicable terms and conditions of the KESP as of the date of this letter. “Constructive Termination” means your resignation from all positions you then hold with the Company, resulting in a Separation from Service, because one of the following events or actions is undertaken without your written consent: (i) a material diminution in your authority, duties or responsibilities (which would include a failure to remain as the primary executive officer of the resulting combined entity after a Change in Control); (ii) a material reduction in your annual base salary (other than a reduction that affects all senior executives of the Company to a similar degree), which the parties agree is a reduction of ten percent (10%) or more; (iii) a material adverse change in the geographic location of the principal office at which you must perform your services, which the parties agree (A) is a change that increases your one way commute by more than forty (40) miles, and (B) for the avoidance of doubt, includes a unilateral decision by the Company to require you to relocate during the Transition Period or (iv) the successor entity or surviving corporation in a Change in Control refuses to materially assume and comply with the terms of the KESP, as modified by this letter. An event or action will not give you grounds for Constructive Termination unless (1) you give the Company written notice within sixty (60) days after the initial existence of the event or action that you intend to resign in a Constructive Termination due to such event or action; (2) the event or action is not reasonably cured by the Company within thirty (30) days after the Company receives such written notice from you; and (3) and your Separation from Service occurs within thirty (30) days after the end of the cure period. Capitalized terms set forth in this paragraph (other than Constructive Termination) have the meaning set forth in the KESP (as modified by this paragraph). 1 As a full-time employee of the Company, you will be eligible to participate in Company-sponsored vacation policies and employee benefits and be a member of any employee benefit plans that the Company may establish and that are generally available to other executives of the Company. Your employment with the Company is “at will.” This means that you are free to resign at any time with or without cause or prior notice. Similarly, the Company is free to terminate its employment relationship with you at any time, with or without cause or prior notice. As you know, 1 The revised release will be attached to the Particiption Notice/KESP.

6 Five9 is involved in a highly competitive and quickly evolving industry. Although your job duties, title, compensation and benefits, as well as the Company’s policies and procedures, may change from time-to-time, the “at-will” nature of your employment may only be changed in a document signed by you and the Chairman or Executive Chairman of the Board, or if you are the Chairman or Executive Chairman, by you and the Lead Independent Director of the Board. Your employment with the Company is subject to Five9’s general employment policies, many of which are described in the Five9 Employee Handbook. The Company shall reimburse you for reasonable legal fees incurred in the negotiation of this letter. You hereby agree not to use, disclose to the Company or induce the Company to use any confidential, proprietary or trade secret information or material belonging to others which comes (or has come) into your knowledge or possession at any time, nor will you use any such information or material in the course of your employment with the Company, absent authorization from the third-party that owns the information and the Company. You also agree not to ask any applicant, employee or other person to engage in such activities, absent authorization from the third-party that owns the information and the Company. In the event you believe that your work at the Company would make it difficult for you not to disclose to the Company any confidential, proprietary or trade secret information or materials belonging to others, you will immediately provide written notice to the Board and the Company’s Chief Administrative and Legal Officer. You further confirm that you have no other agreements, relationships with or commitments to any other person or entity that conflict with your obligations as an employee of the Company (including but not limited to noncompetition and non-solicitation agreements), and you represent that your employment will not require you to violate any obligation to or confidence with any other entity or person. Your employment pursuant to this offer is contingent on the following: (1) your signing of the Company’s Agreement Regarding Confidential Information, Intellectual Property, Non- Solicitation; (2) your ability to provide the Company with the legally-required proof of your identity and authorization to work in the United States; (3) the Company’s satisfaction that you will not be in violation of any non-compete, proprietary invention and information agreements, or any other similar agreement between you and any current or former employer or other entity to which you provide or have provided services; and (4) your signing of the Company’s Mutual Arbitration Agreement. This letter will in all respects be governed, enforced, interpreted and applied under the laws of the State of Washington exclusive of its choice of law principles. Amit, we hope that you will accept our employment offer on the above terms and conditions, which can be modified only in a writing signed by the Chairman or Executive Chairman of the Board or,

7 if you are the Chairman or Executive Chairman of the Board, by the Lead Independent Director of the Board. This letter sets forth the terms of your employment with us and supersedes any prior representations or agreements, whether written or oral, between you and the Company. To accept our offer, please return one copy of your signed letter to me at your earliest convenience. [Signature page follows]

8 Please contact me if you have any questions whatsoever about this letter or your employment. We are looking forward to you joining us as the Chief Executive Officer of Five9. Sincerely, /s/ Bob Zollars Bob Zollars Lead Independent Director of the Board I have read and accept this employment offer: /s/ Amit Mathradas Amit Mathradas December 15, 2025 Date